As filed with the Securities and Exchange Commission on April 24, 2020

Registration No. 333-151086

Registration No. 333-159767

United States

SECURITIES AND EXCHANGE cOMMISSION

Washington, D.C. 20549

___________________________

Post-effective amendment no. 2 to form s-8 registration no. 333-151086

Post-effective amendment no. 2 to form s-8 registration no. 333-159767 under

the securities act of 1933

___________________________

The Toro Company

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0580470 (I.R.S. Employer Identification No.)

8111 Lyndale Avenue South

Bloomington, Minnesota 55420-1196

(Address of Principal Executive Offices) (Zip Code)

___________________________

The Toro Company 2000 Stock Option Plan

The Toro Company 2000 Directors Stock Plan

(Full title of the plan)

Amy E. Dahl

Vice President, Human Resources, Distributor Development

and General Counsel and Corporate Secretary

The Toro Company

8111 Lyndale Avenue South

Bloomington, Minnesota 55420-1196

(952) 888-8801

(Name and address and telephone number, including area code, of agent for service)

Copies requested to:

Amy E. Culbert, Esq.

Fox Rothschild LLP

Campbell Mithun Tower, Suite 2000

222 South Ninth Street

Minneapolis, Minnesota 55402

(612) 607-7287

___________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

The Toro Company (the “Registrant”) is filing this Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements:

Registration Statement on Form S-8 No. 333-151086

Registration Statement on Form S-8 No. 333-159767

The Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statements described above. In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment, which include 653,108 shares of common stock of the Registrant under Registration Statement on Form S-8 No. 333-151086 and 221,584 shares of common stock of the Registrant under Registration Statement on Form S-8 No. 333-159767.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on April 24, 2020.

THE TORO COMPANY
(Registrant)

By:	/s/ Amy E. Dahl
Amy E. Dahl
Vice President, Human Resources, Distributor Development and General Counsel and Corporate Secretary

No other person is required to sign this Post-Effective Amendment No. 2 to each of the registration statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

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